CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 28, 2013, relating to the financial statements and financial highlights which appears in the March 31, 2013 Annual Report to Shareholders of DoubleLine Total Return Bond Fund, DoubleLine Core Fixed Income Fund, DoubleLine Emerging Markets Fixed Income Fund, DoubleLine Multi-Asset Growth Fund, DoubleLine Cayman Multi-Asset Growth Fund, DoubleLine Low Duration Bond Fund and DoubleLine Floating Rate Fund (each a series of DoubleLine Funds Trust) and the use of our report dated March 13, 2013, relating to the March 8, 2013 financial statements of DoubleLine Equities Small Cap Growth Fund, DoubleLine Equities Growth Fund and DoubleLine Equities Global Technology Fund (each a series of DoubleLine Equity Funds), which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Information”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California

July 23, 2013